UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No.)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as
permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

GOLDEN HEALTH HOLDINGS, INC.

(Name of Registrant As Specified in Charter)

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1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GOLDEN HEALTH HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF GOLDEN HEALTH HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Golden Health Holdings, Inc., a Nevada corporation (the “Company”), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed to be effective 20 days from the date of mailing this Information Statement to you.  The Written Consent authorizes the following corporate actions:

1.             The election of three Directors for a term of one year or until their successors are duly elected and qualified;

2.             The authorization to amend of the Company’s Articles of Incorporation in order to (i) increase the authorized shares of Common Stock of the Company from 100,000,000 to 300,000,000 and (ii) increase the number of authorized preferred shares from 10,000,000 to 100,000,000; and

3.             The ratification of the appointment of Madsen & Associates CPA’s Inc., Certified Public Accountants, as the Company’s independent public accountants.

Because execution of the Written Consent was assured, the Company’s Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.  Based on the foregoing, the Board of Directors of the Company has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them. The Board of Directors has fixed the close of business on January 31, 2006 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.  This Information Statement is being mailed on or about March 15, 2006 to all stockholders of record as of the Record Date.  Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GOLDEN HEALTH HOLDINGS, INC.

Unit 979, 9/F, HITEC, 1 Trademart Drive

Kowloon Bay, Hong Kong

INFORMATION STATEMENT ON SCHEDULE 14C

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of the Company’s common stock by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares; (ii) the Company’s officers and directors; and (iii) the Company’s officers and directors as a group.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security.  A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date.  Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.  This table is calculated based upon 96,298,672 shares of common stock issued and outstanding.  However, as of the record date there were 161,998,672 shares of common stock outstanding, 61,998,672 of which are not authorized by the Company’s Articles of Incorporation.  Except as otherwise indicated, the address of each shareholder is in care of the Company’s address.

Name AND ADDRESS (1)	Number of Shares (2)	Percentage Owned
Yu Fai Yip, Director and Secretary*	54,000,000	56.1%
Hoi-ho Kiu, Director and Chief Executive Officer	-0-	-0-%
Maggie Kwok, Chief Financial Officer	-0-	-0-%
All Directors and Officers as a group (three persons)	54,000,000	56.1%
Lu Zhijian* Adwo Loding House Shennanzhonghu, Shenzhen	14,249,400	14.8%
Ge Wu* No. 41-302 Shengpingjie Zhijingxu, Guangzhou Guangdong, China	13,350,240	13.9%

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

* 5% or greater beneficial owner

 (1) Unless otherwise indicated, the address for each of these stockholders is c/o Golden Health Holdings, Inc., Unit 979, 9/F, HITEC, 1 Trademart Drive, Kowloon Bay, Hong Kong.

 (2)  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Because the Company has granted shares of common stock that are in excess of those authorized by the Company’s Articles of Incorporation, only shares which are issued and outstanding as of the record date shall be included for purposes of beneficial ownership or voting.

ELECTION OF DIRECTORS

Three directors were elected for the ensuing year or until their successors are duly elected and qualified.

Name	Age

Hoi-ho Kiu	43
Maggie Kwok	33
Yu Fai Yip	30

The consent of a majority of the voting shares of the Company was given for the election of the directors listed above.

DIRECTORS AND EXECUTIVE OFFICERS

Yu Fai Yip, Director and Secretary.  Mr. Yip has been the founder of Joy Power International Holdings Limited (“Joy Power”), a wholly owned subsidiary of the Company, since May 2005.  He was a merchant and responsible to lead the formulation of business strategies for Golden Health. Prior to setup of Joy Power, he was a senior manager of Kei Fu Finance Warranty Company Limited, a medium sized finance company in Hong Kong, from January 1998 to May 2005.

Hoi-ho Kiu, Director and Chief Executive Officer.  Since September 2005, Ms. Kiu has been the chief executive officer of Joy Power.  She has over 20 years of experience in doing businesses in China. Prior to joining Joy Power, she was an assistant general manager of Beijing Hua Xin Group, a Chinese state-owned real estate conglomerate from March 1995 to September 2005.

Maggie Kwok, Director and Chief Financial Officer.  Since July 2005, Ms. Kwok has been the CFO of Joy Power. Ms. Kwok holds a master’s degree in business administration and has over ten years of experience in accounting and corporate finance. Prior to joining Joy Power, she was the proprietor of Win Dragon Consultants Limited, an accounting and company secretarial advisory company in Hong Kong from October 1998 to July 2005.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors.

The Board of Directors held 7 official meetings in 2005, and directors discussed and decided upon many actions which were memorialized in Unanimous Written Consents of the Board.

COMPENSATION OF DIRECTORS

The Company’s directors will be reimbursed for any out-of-pocket expenses incurred by them for attendance at meetings of the Board of Directors or committees thereof.

EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for the Company’s executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors.  All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual’s contributions to the Company’s success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION

For the fiscal years ending September 30, 2005, September 30, 2004, and September 30, 2003, no compensation was paid to officers or directors of the Company.  Ms. Maggie Kwok received approximately $1,923 in compensation from the Company’s wholly owned subsidiary, Joy Power International Holdings Limited, a Hong Kong corporation, for her service as its CFO for the period from July 2005 to September 2005.  Beginning in October 2005, Ms. Maggie Kwok is receiving a monthly compensation of approximately $1,282 from the Company for serving as its CFO.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

EMPLOYMENT AND RELATED AGREEMENTS

The Company does not have any employment or related agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recreation Town is being acquired by Joy Power from Ms. Hoi-ho Kiu, President and Secretary of Joy Power and CEO and a Director of the Company in exchange for 32,000,000 shares of common stock of the Company issued at $0.148 per share calculated based on the purchase price of Recreation Town of $4.75 million.

STOCK PLANS

The Company does not have a stock option plan or any other equity compensation plan.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company’s Articles of Incorporation to (i) increase the number of our authorized shares of Common Stock from 100,000,000 shares to 300,000,000 shares and (ii) increase the number of our authorized preferred shares from 10,000,000 to 100,000,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 300,000,000

The Company is currently authorized to issue 100,000,000 shares of common stock, par value $.001. As of March 7, 2006, 161,998,672 shares were outstanding and only 96,298,672 were issued and outstanding.

As a result of the Company’s acquisition of Joy Power International Holdings Limited, a Hong Kong corporation (“Joy Power”) on September 30, 2005 the Company agreed to issue a total of 116,200,000 shares of common stock to ten individuals, all of whom are accredited investors.  Of these 116, 200,000, only 54,000,000 shares have been issued. The recipient of these shares was Yu Fai Yip, a current director and majority shareholder of the Company.  In addition, on November 30, 2005, Joy Power entered into a revised Sale and Purchase Agreement with Golden Health, Dalian Fengming and Ms. Hoi-ho Kiu, President and Secretary of Joy Power and a Director of Golden Health, to acquire undeveloped real estate (“Recreation Town”) for $4.75 million, owned by Ms. Hoi-ho Kiu.  Ms. Kiu agreed to transfer 100% of the beneficial ownership interests of Recreation Town to Joy Power in exchange for 32,000,000 shares of Golden Health’s common stock.  These shares have not yet been issued.

The increase in the number of authorized shares of common stock will allow the Company to satisfy its obligations with regards to these transactions. The Company is currently obligated to issue a greater number of shares than it is legally authorized to issue.  Currently, there are no plans, arrangements, agreements or understandings in place with respect to the issuance of the newly authorized common stock.

Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Our common shareholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds.  In the event of the liquidation, dissolution, or winding up of the Company, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

The Company will require additional capital to complete its business plan. The Company will seek to acquire the necessary capital through future financings.  Management of the Company is not aware of any present efforts of any persons to accumulate common stock or to obtain control of the Company, and the proposed increase in authorized shares of common stock is not intended to be an anti-takeover device. The amendment is being sought solely to augment liquidity and enhance corporate flexibility.

The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.  The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a shareholder’s investment.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock.  If such factors were reflected in the price per share of common stock, the potential realizable value of the shareholder’s investment could be adversely affected.

The additional common stock to be authorized will have rights identical to our currently outstanding common stock.  Issuance of the common stock will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock.  The amendment will become effective upon filing of a Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada.

The increase in the number of our authorized common shares to 300,000,000 is proposed by our management in order to ensure sufficient reserves of our common stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.  Potential uses of the newly authorized shares may include equity financings, acquisition transactions, stock dividends or distributions, without further action by the shareholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES FROM 10,000,000 TO 100,000,000

Currently there are no shares of preferred stock issued.  However, the Company’s Board of Directors has designated a class of Series A Convertible Preferred Stock, consisting of 50,000 shares, in connection with the sale of 129,100 shares of Series A Preferred Stock to approximately 30 non-United States residents, subject to the filing of a Certificate of Designation with the Nevada Secretary of State.  Holders of Series A Convertible Preferred Stock shall not be entitled to dividends, voting or any liquidation preference.

The increase in the number of our authorized preferred shares to 100,000,000 is proposed by our management in order to ensure sufficient reserves of preferred stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.  Potential uses of the newly authorized shares may include compensation of officers, directors and consultants for services rendered, equity financings, acquisition transactions, stock dividends or distributions, without further action by the shareholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.  Currently, there are no plans, arrangements, agreements or understandings in place with respect to the issuance of the newly authorized preferred stock.

Pursuant to the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, the Board of Directors of the Company is authorized to designate and determine, in whole or in part, the preferences, limitations and relative rights of classes or series of preferred stock.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS FOR FISCAL 2005

The majority shareholders ratified the appointment of, Madsen & Associates CPA’s Inc., Certified Public Accountants, (“Madsen”) as the Company’s independent auditor for the fiscal year ending September 30, 2005.  The Company did not have an independent auditor for the fiscal years ending 2004, 2003 and 2002. Madsen performed the audit for fiscal 2004 concurrently with its audit for fiscal 2005.

The following table presents fees for the professional audit services rendered by Madsen for the audit of the Company’s annual financial statements for fiscal 2005 and 2004 and fees billed for other services rendered by Madsen for fiscal 2005.

Audit fees	$5,000
All other fees	$0
Total fees	$5,000

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2006

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission.  The Company’s 2007 annual meeting of stockholders is expected to be held on or about March 31, 2007 and proxy materials in connection with that meeting are expected to be mailed on or about February 28, 2007.  Proposals of stockholders of the Company that are intended to be presented at the Company’s 2007 annual meeting must be received by the Company no later than October 31, 2006 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on Company management’s review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) for the Company’s most recent fiscal year (the fiscal year ending September 31, 2005), all current officers and directors of the Company untimely filed their Form 3 Statements of Beneficial Ownership but otherwise appear to be in compliance with Section 16(a).  All former officers and directors of the Company failed to file Form 4 or Form 5 Statements of Beneficial Ownership reflective of the end of their tenures in October 2005.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report.  The Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, Quarterly Report on Form 10-QSB for the period ended December 31, 2005, Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and Quarterly Report on Form 10Q-SB for the period ended March 31, 2005 are each incorporated by reference into this Information Statement.  Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Report may be obtained without charge upon written request to Hoi-ho Kiu, Golden Health Holdings, Inc., Unit 979, 9/F, HITEC, 1 Trademart Drive, Kowloon Bay, Hong Kong or on the Internet at www.sec.gov from the SEC’s EDGAR database.

By Order of the Board of Directors

/s/ Hoi-ho Kui
By: Hoi-ho Kui, Chief Executive Officer